UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2019

Black Creek Industrial REIT IV Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-200594	47-1592886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 1.01.                              Entry into a Material Definitive Agreement.

The information discussed under Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03.                              Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

On February 21, 2019, BCI IV Operating Partnership LP (the “Borrower”), a wholly-owned subsidiary of Black Creek Industrial REIT IV Inc. (the “Company”), entered into an amended and restated credit facility agreement (the “Credit Facility Agreement”). The lenders providing commitments pursuant to the Credit Facility Agreement are Wells Fargo Bank, National Association, as Administrative Agent and as a lender, Bank of America, N.A., as Syndication Agent and as a lender, U.S. Bank National Association, as a Revolving Credit Facility Joint Lead Arranger and Documentation Agent and as a lender, JPMorgan Chase Bank, N.A., as Term Facility Documentation Agent and as a lender and Regions Bank (collectively, the “Lenders”). In addition, Wells Fargo Securities, LLC serves as a Revolving Credit Facility Joint Lead Arranger and Joint Bookrunner and a Term Facility Joint Lead Arranger and Joint Bookrunner and Merrill Lynch, Pierce, Fenner & Smith Incorporated serves as a Revolving Credit Facility Joint Lead Arranger and Joint Bookrunner and a Term Facility Joint Lead Arranger and Joint Bookrunner pursuant to the Credit Facility Agreement.  The Credit Facility Agreement amended and restated in its entirety that certain credit agreement dated as of September 18, 2017, as amended, among the Company, the Borrower, and certain of the Lenders (the “Original Credit Facility Agreement”).

The Credit Facility Agreement amended the Original Credit Facility Agreement, pursuant to which there was a revolving loan commitment of $200.0 million, to, among other changes: (i) make available to the Borrower a $200.0 million revolving credit facility (the “Revolving Credit Facility”); (ii) make available to the Borrower a $200.0 million term loan facility (the “Term Facility,” and, together with the Revolving Credit Facility, the “Credit Facility”); and (iii) increase the size of the accordion feature to allow the Company to further increase the maximum borrowing capacity to $600.0 million, subject to meeting certain criteria.

Any increase to the size of the Credit Facility may be in the form of an increase in the aggregate revolving loan commitments, the aggregate term loan commitments, or a combination of both. The maturity date of the Revolving Credit Facility is September 18, 2020, and may be extended pursuant to two one-year extension options, subject to the Borrower’s continuing compliance with certain financial covenants, the payment of an extension fee and the satisfaction of other customary conditions. The maturity date of the Term Facility is February 21, 2024.

At the Borrower’s election, borrowings under the Credit Facility will be charged interest based on (i) LIBOR plus a margin ranging from 1.60% to 2.50% with respect to the Revolving Credit Facility and 1.25% to 2.05% with respect to the Term Facility, or (ii) an alternate base rate plus a margin of 0.60% to 1.50% with respect to the Revolving Credit Facility and 0.25% to 1.05% with respect to the Term Facility.  In each case, the applicable margin will vary depending on the Company’s consolidated leverage ratio. Customary fall-back provisions apply if LIBOR is unavailable. The alternate base rate is equal to the greatest of (a) the prime rate announced from time to time by Wells Fargo Bank, National Association, (b) the Federal Funds Effective Rate plus 0.5%, and (c) LIBOR plus 1.0%. If either of the primary rate or the alternative base rate is less than zero, it will be deemed to be zero for purposes of the Credit Facility.

In addition to interest, the Borrower must pay (i) a quarterly unused fee that equals the amount of the revolving loan commitment unused by the Borrower on a given day multiplied by either (a) 0.20% on an annualized basis if more than 50% of the revolving loan commitment is being used or, (b) 0.25% on an annualized basis if 50% or less of the revolving loan commitment is being used and (ii) a ticking fee that equals the amount of the term loan commitment undrawn by the Borrower on a given day multiplied by 0.20% on an annualized basis. If applicable, the ticking fee will accrue for the period from April 23, 2019 through a date not later than August 20, 2019.  The Borrower is also required to pay certain participation and other fees in connection with any letters of credit issued under the Credit Facility.

Borrowings under the Credit Facility will be available for general business purposes, including but not limited to debt refinancing, property acquisitions, new construction, renovations, expansions, tenant improvement, refinancing of existing lines, financing acquisitions of permitted investments, and closing costs and equity investments primarily associated with commercial real estate property acquisitions or refinancings. Borrowings under the Credit Facility will be guaranteed by the Company and certain of its subsidiaries. In addition, a pledge of equity interests in the Company’s subsidiaries that directly own unencumbered properties shall be provided until such time as the Company elects to terminate such pledges, subject to satisfaction of certain financial covenants, including but not limited to the Company having a “total asset value” (as defined in the Credit Facility Agreement) of at least $500.0 million, provided that there is no default. As of February 22, 2019, $107.0 million was outstanding under the Credit Facility.

The Credit Facility Agreement requires the maintenance of certain financial and borrowing base covenants including covenants concerning: (i) consolidated tangible net worth; (ii) consolidated fixed charge coverage ratio; (iii) consolidated leverage ratio; (iv) secured indebtedness; (v) secured recourse indebtedness; (vi) unencumbered property pool debt yield (prior to the equity release date); (vii) unencumbered interest coverage ratio (after the equity release date); (viii) unencumbered property pool leverage ratio; and (ix) certain other unencumbered property pool criteria.

In addition, the Credit Facility Agreement contains customary affirmative and negative covenants which, among other things, require the Borrower to deliver to the Lenders specified quarterly and annual financial information, and limit the Borrower and/or its subsidiaries, subject to various exceptions and thresholds from: (i) creating liens (other than certain permitted liens) on the unencumbered property pool; (ii) merging with other companies or changing ownership interest; (iii) selling all or substantially all of its assets or properties; (iv) permitting certain transfers of a material interest in the Borrower; (v) entering into transactions with affiliates, except on an arms-length basis; (vi) making certain types of investments; (vii) if in default under the Credit Facility Agreement, paying certain distributions or certain other payments to affiliates; and (viii) incurring indebtedness (subject to certain permitted indebtedness).

The Credit Facility Agreement permits voluntary prepayment of principal and accrued interest without premium or penalty and contains various customary events of default, which are described therein. As is customary in such financings, if an event of default occurs under the Credit Facility Agreement, the Lenders may accelerate the repayment of amounts outstanding under the Credit Facility and exercise other remedies subject, in certain instances, to the expiration of an applicable cure period.

The preceding summary does not purport to be a complete summary of the Credit Facility and is qualified in its entirety by reference to the Credit Facility Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01.                            Financial Statements and Exhibits.

(d)                                 Exhibits.

10.1                        First Amended and Restated Credit Agreement, dated as of February 21, 2019, by and among BCI IV Operating Partnership LP, as the Borrower; the lenders from time to time who are parties thereto; Wells Fargo Bank, National Association, as Administrative Agent; Bank of America, N.A., as Syndication Agent; U.S. Bank, National Association, as Revolving Credit Facility Documentation Agent; JPMorgan Chase Bank, N.A., as Term Facility Documentation Agent; Wells Fargo Securities, LLC, as a Revolving Credit Facility Joint Lead Arranger and Joint Bookrunner and a Term Facility Joint Lead Arranger and Joint Bookrunner; Merrill Lynch, Pierce, Fenner & Smith Incorporated or its affiliate, as a Revolving Credit Facility Joint Lead Arranger and Joint Bookrunner and a Term Facility Joint Lead Arranger and Joint Bookrunner; and U.S. Bank, National Association, as a Revolving Credit Facility Joint Lead Arranger.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements (such as those concerning the amounts available to the Company under the Credit Facility and the Company’s ability to extend the maturity date of the Revolving Credit Facility) that are based on the Company’s current expectations, plans, estimates, assumptions, and beliefs that involve numerous risks and uncertainties, including, without limitation, risks associated with the Company’s ability to continue to maintain its covenants under the Credit Facility Agreement and meet other requirements under the Credit Facility Agreement, and those risks set forth in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Although these forward-looking statements reflect management’s belief as to future events, actual events or the Company’s investments and results of operations could differ materially from those expressed or implied in these forward-looking statements. To the extent that the Company’s assumptions differ from actual results, the Company’s ability to meet such forward-looking statements may be significantly hindered. You are cautioned not to place undue reliance on any forward-looking statements. The Company cannot assure you that it will attain its investment objectives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK CREEK INDUSTRIAL REIT IV INC.

February 27, 2019	By:	/s/ THOMAS G. MCGONAGLE
	Name:	Thomas G. McGonagle
	Title:	Managing Director, Chief Financial Officer